Exhibit 99.1

NEWS RELEASE

CATELLUS ANNOUNCES FOURTH QUARTER RESULTS

AND ANNUAL MEETING OF STOCKHOLDERS RECORD DATE

SAN FRANCISCO, CALIFORNIA (February 24, 2005) - Catellus Development Corporation (NYSE:CDX) today reported earnings per fully diluted share (“EPS”) for the fourth quarter of 2004 of $0.71, compared to $1.65 for the same period in 2003. EPS for the year ended December 31, 2004, was $1.64, compared to $2.30 for the same period in 2003.

Net income for the fourth quarter of 2004 was $74.6 million, compared to $171.2 million for the same period in 2003. Net income for the year ended December 31, 2004, was $171.8 million, compared to $234.8 million for the same period in 2003.

The extraordinary year-over-year decrease in net income was due, in part, to the 2003 reversal of certain deferred taxes associated with the company’s conversion to a real estate investment trust, or REIT. Without the tax reversal effects in 2003, EPS would have increased 44.9 percent year-over-year as a result of lower income tax expense in 2004—due to the REIT conversion—and higher gains from the sale of discontinued operations.

“For our first full year operating as a REIT, 2004 was a year of notable accomplishments for Catellus,” said Nelson C. Rising, chairman and CEO of Catellus. “We sold or placed under contract for sale the vast majority of our remaining non-core assets—freeing up capital for our investors and our core business. We completed development on and added to our portfolio over 3.3 million square feet of 100 percent leased rental property, and we acquired more land in northern New Jersey—increasing significantly our presence in one of the country’s key distribution markets where we look forward to continuing to invest and develop over time.”

Rental Portfolio

•	For the fourth quarter of 2004, rental revenue less property operating costs, including equity in earnings from operating joint ventures and before adjustments for discontinued operations, was $55.7 million, compared to $52.2 million for the same period in 2003. For the year ended December 31, 2004, rental revenue less property operating costs, including equity in earnings from operating joint ventures and before adjustments for discontinued operations, was $228.7 million, compared to $219.0 million for the same period in 2003.

•	At December 31, 2004, the rental portfolio totaled 40.5 million square feet and was 94.7 percent occupied, compared to 94.2 percent at September 30, 2004, and 95.2 percent at December 31, 2003.

•	Of the 40.5 million square feet of rental property, approximately 89.8 percent is industrial property that was 95.3 percent occupied at December 31, 2004, compared to 94.8 percent at September 30, 2004, and 96.1 percent at December 31, 2003.

Development and Investment Activity

•	At December 31, 2004, construction in progress in the company’s Core Segment (defined below) was 4.3 million square feet, of which 2.8 million square feet will be added to Catellus’ rental portfolio upon completion; 992,000 square feet is build-to-sell; and 527,000 square feet is included in a joint venture.

•	For the 2.8 million square feet under construction that will be added to Catellus’ rental portfolio upon completion, the projected total cost of development is $136.8 million. These buildings are 25 percent preleased and, when fully leased, are projected to yield a return on cost of approximately 10.5 percent.

•	During the quarter, construction commenced on 1.9 million square feet in eight projects: a 758,000 square foot industrial building in San Bernardino, California; a 545,000 square foot industrial building at Kaiser Commerce Center in Fontana, California; a 138,000 square foot expansion to an industrial building in Grand Prairie, Texas, leased to an existing tenant; two retail buildings in Fremont, California, at 7,000 and 14,000 square feet; a 105,000 square foot build-to-sell industrial building at Kaiser Commerce Center; a 96,000 square foot industrial facility in Manteca, California, that upon completion will be sold to Dreyers Ice Cream; and a 206,000 square foot office building being developed in joint venture for the Air Force at Los Angeles Air Force Base.

•	In December, the Austin City Council approved a master development agreement for the redevelopment of Robert Mueller Municipal Airport in Austin, Texas. The master plan for the 709-acre project includes 4,600 residential units, 2.3 million square feet of office space, one million square feet of hospital/medical office space, and 500,000 square feet of retail space. As part of the one million square feet of hospital/medical office space planned, Seton Healthcare Network acquired a 32-acre parcel on which it is developing the 450,000 square foot Dell Children’s Medical Center of Central Texas and a 120,000 square foot medical office building.

Urban, Residential and Other

•	During the year, Catellus made significant progress in monetizing non-core assets held in the Urban, Residential and Other Segment. The company realized $411 million, net of taxes and the continued investment required in that segment, while still leaving, at year-end, approximately $93.1 million of net book value to be monetized.

•	Several transactions contributed to the net $416 million monetized in 2004, the largest of which was the previously announced sale to an affiliate of Farallon Capital Management, L.L.C. of a significant portion of Catellus’ remaining urban and residential assets, in December. Other notable transactions include the sale of Catellus’ interest in Mission Place, a multifamily development at Mission Bay that was owned in joint venture, the sale of remaining desert land in California, and the sale of a five-block land site in Oceanside, California.

•	At December 31, 2004, remaining non-core assets included a 9.65-acre site entitled for approximately one million square feet of commercial space at Mission Bay, in San Francisco, California, that, as previously announced, Catellus is in negotiations to ground lease to University of California; the remaining 36.5 acres of development land at Los Angeles Union Station entitled for 5.2 million square feet of space; Parkway and Serrano, two residential community developments in Sacramento, California; an office building currently under development at Los Angeles Union Station that Catellus expects to sell to the tenant in the first quarter of 2005; and cash flow from tax increment and profit participation at Victoria-by-the-Bay, a completed residential development in Hercules, California. A retail condominium unit at Mission Bay was sold in January 2005.

Annual Meeting of Stockholders Record Date

•	The record date for Catellus’ 2005 Annual Meeting of Stockholders is March 15, 2005. The meeting will be held on May 3, 2005, at 9:00 a.m. local time at the Ritz Carlton in San Francisco, California. At the Annual Meeting, stockholders of record will be asked to elect the company’s directors and to vote upon any and all such other matters as may properly come before the Annual Meeting. The mailing of the proxy statement, Annual Report to Stockholders, voting materials, and meeting information is expected to begin on or about March 31, 2005.

Supplemental Reporting Measure

•	Catellus provides Funds From Operations (“FFO”) as a supplemental measure of performance, in two segments: Core Segment and Urban, Residential and Other Segment. The first segment, or Core Segment, reflects that part of Catellus’ business it expects will be ongoing and central to its future operations.

•	The second segment, or Urban, Residential and Other Segment, reflects the company’s urban and residential businesses, including residential lot development, urban development, and desert land sales, which the company intends to transition out of over time. This segment also includes REIT conversion costs—primarily accounting charges relating to the November 2003 stock option exchange offer that will continue through 2006. These costs also include third party costs, which have been substantially recognized.

•	In presenting FFO prior to beginning operations as a REIT (effective January 1, 2004), Catellus includes “hypothetical tax savings” (including the tax effects of the REIT conversion) that would have occurred had it been a REIT during the prior periods presented.

•	FFO, including both segments as defined above, for the fourth quarter of 2004 was $81.7 million, compared to $77.5 million for the same period in 2003, and for the years ended December 31, 2004, and December 31, 2003, FFO was $222.4 million and $209.0 million, respectively.

•	Core Segment FFO for the fourth quarter of 2004 was $34.5 million, compared to $28.4 million for the same period in 2003. On a fully diluted per share basis, Core Segment FFO for the fourth quarter of 2004 was $0.33, compared to $0.27 for the same period in 2003. Core Segment FFO for the year ended December 31, 2004, was $155.1 million, compared to $138.0 million for the same period in 2003. On a fully diluted per share basis, Core Segment FFO for the year ended December 31, 2004, was $1.48, compared to $1.35 for the same period in 2003.

* * * * *

Catellus Development Corporation (NYSE: CDX) will host a conference call on Friday, February 25, 2005, at 9:00 a.m. Pacific Time (10:00 a.m. Mountain, 11:00 a.m. Central, and Noon Eastern) to discuss fourth quarter results. Catellus will release financial results for the fourth quarter on Thursday, February 24, 2005, after the close of the day’s trading on the New York Stock Exchange. To participate in the conference call, dial 800-299-9086 (domestic) or 617-786-2903 (international) and enter access code 63263303 prior to the beginning of the call.

Access the live webcast of the conference call from the Investor Relations section of Catellus’ website at www.catellus.com. You may also access the live webcast through www.streetevents.com. The telephonic replay will be available to March 11, 2005, at 888-286-8010 (domestic) or 617-801-6888 (international) with the access code 94579183. The webcast replay will be available to February 25, 2006, from the Investor Relations section of Catellus’ website at www.catellus.com or at www.streetevents.com. The fourth quarter 2003 Supplemental Financial Package will be available from our home page and the Investor Relations section of our website at www.catellus.com. These materials are also available by contacting Investor Relations at (415) 974-4500 or by sending an email to InvestorRelations@catellus.com.

Catellus Development Corporation is a publicly traded real estate development company that began operating as a real estate investment trust effective January 1, 2004. The company owns and operates approximately 40.5 million square feet of predominantly industrial property in many of the country’s major distribution centers and transportation corridors. Catellus’ principal objective is sustainable, long-term growth in earnings, which it seeks to achieve by applying its strategic resources: a lower-risk/higher-return rental portfolio, a focus on expanding that portfolio through development, and the deployment of its proven land development skills to select opportunities where it can generate profits to recycle back into its core business. More information on the company is available at www.catellus.com.

Except for historical matters, the matters discussed in this release are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements about plans, opportunities, and development. We caution you not to place undue reliance on these forward-looking statements, which reflect our current beliefs and are based on information currently available to us. We do not undertake any obligation to publicly revise these forward-looking statements to reflect future events or changes in circumstances, except as may be required by law. These forward-looking statements are subject to risks and uncertainties that could cause our actual results, performance, or achievements to differ materially from those expressed in or implied by these statements. In particular, among the factors that could cause actual results to differ materially are: changes in the real estate market or in general economic conditions, including a worsening economic slowdown or recession; non-renewal of leases by tenants or renewal at lower than expected rates; difficulties in identifying properties to acquire and in effecting acquisitions on advantageous terms and the failure of acquisitions to perform as we expect; our failure to divest of properties on advantageous terms or to timely reinvest proceeds from any such divestitures; our failure to qualify and maintain our status as a real estate investment trust under the Internal Revenue Code; product and geographical concentration; industry competition; availability of financing and changes in interest rates and capital markets; changes in insurance markets; losses in excess of our insurance coverage; discretionary government decisions affecting the use of land, including the issuance of permits and acceptance of the design and construction of infrastructure improvements, and delays resulting therefrom; disputes related to and delays in the payment of bond reimbursements for infrastructure costs; changes in the management team; weather conditions and other natural occurrences that may affect construction or cause damage to assets; changes in income taxes or tax laws; actions by taxing authorities, or necessary recalculations by the company, requiring retroactive changes to the tax treatment of distributions to shareholders; environmental uncertainties, including liability for environmental remediation and changes in environmental laws and regulations; failure or inability of parties or third parties to fulfill their commitments or to perform their obligations under agreements; failure of parties to reach agreement on definitive terms or to close transactions; increases in the cost of land and construction materials and availability of properties for future development; limitations on, or challenges to, title to our properties; risks related to the financial strength of joint venture projects, co-owners, and owners for whom we provide development services; changes in policies and practices of organized labor groups; shortages or increased costs of electrical power; risks and uncertainties affecting property development and renovation (including construction delays and cost overruns); other risks inherent in the real estate business; and acts of war, other geopolitical events and terrorists activities that could adversely affect any of the above factors. For further information, including more detailed risk factors, you should refer to Catellus Development Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2003, and its report on Form 10-Q for the quarter ended September 30, 2004, filed with the Securities and Exchange Commission.

Contacts:
Margan Mitchell	Minnie Wright
Corporate Communications	Investor Relations
(415) 974-4616	(415) 974-4649

CATELLUS DEVELOPMENT CORPORATION

CONSOLIDATED BALANCE SHEET

(In thousands)

(Unaudited)

	December 31, 2004	December 31, 2003
Assets
Properties	$2,316,289	$2,498,015
Less accumulated depreciation	(490,409)	(446,872)

	1,825,880	2,051,143
Other assets and deferred charges, net	224,932	292,312
Notes receivable, less allowance	329,758	119,202
Accounts receivable, less allowance	35,800	19,752
Assets held for sale	10,336	2,352
Restricted cash and investments	29,569	64,617
Cash and cash equivalents	252,069	45,931

Total	$2,708,344	$2,595,309

Liabilities and stockholders’ equity
Mortgage and other debt	$1,440,528	$1,378,054
Accounts payable and accrued expenses	201,238	157,036
Deferred credits and other liabilities	286,780	291,530
Liabilities associated with assets held for sale	88	2,296
Deferred income taxes	36,119	56,712

Total liabilities	1,964,753	1,885,628

Stockholders’ equity
Common stock - 104,720 and 103,822 shares issued, and 103,317 and 102,724 shares outstanding at December 31, 2004 and 2003, respectively	1,047	1,039
Paid-in capital	509,407	489,143
Unearned value of restricted stock and restricted stock units (1,403 and 1,098 shares at December 31, 2004 and 2003, respectively)	(23,049)	(22,720)
Accumulated earnings	256,186	242,219

Total stockholders’ equity	743,591	709,681

Total	$2,708,344	$2,595,309

CATELLUS DEVELOPMENT CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Revenue
Rental revenue	$75,270	$73,040	$304,330	$292,318
Sales revenue	419,981	125,846	504,458	204,271
Management, development and other fees	2,855	1,228	5,706	11,129

	498,106	200,114	814,494	507,718

Costs and expenses
Property operating costs	(21,802)	(23,233)	(84,257)	(84,480)
Cost of sales	(350,834)	(62,544)	(401,942)	(112,968)
Selling, general and administrative expenses	(15,256)	(20,324)	(54,437)	(55,747)
Depreciation and amortization	(17,199)	(17,548)	(73,869)	(68,584)

	(405,091)	(123,649)	(614,505)	(321,779)

Operating income	93,015	76,465	199,989	185,939

Other income
Equity in earnings of operating joint ventures, net	2,141	1,699	6,132	6,898
Equity in earnings of development joint ventures, net	9,622	16,015	15,444	32,849
Gain on non-strategic asset sales	567	14,665	17,008	22,950
Interest income	9,469	1,836	16,850	7,294
Other	1,330	1,209	3,753	3,739

	23,129	35,424	59,187	73,730

Other expenses
Interest expense	(17,774)	(11,791)	(65,535)	(60,395)
REIT transition costs	—	(2,483)	(420)	(7,262)
Other	(6,594)	(8,630)	(10,536)	(9,237)

	(24,368)	(22,904)	(76,491)	(76,894)

Income before income taxes and discontinued operations	91,776	88,985	182,685	182,775

Income tax (expense) benefit	(28,027)	80,402	(35,845)	45,504

Income from continuing operations	63,749	169,387	146,840	228,279

Discontinued operations, net of income tax:
Gain from disposal of discontinued operations	10,993	1,911	24,624	6,129
Income (loss) from discontinued operations	(182)	(113)	334	391

Net gain from discontinued operations	10,811	1,798	24,958	6,520

Net income	$74,560	$171,185	$171,798	$234,799

Income per share from continuing operations
Basic	$0.62	$1.65	$1.42	$2.28

Assuming dilution	$0.61	$1.63	$1.40	$2.23

Income per share from discontinued operations
Basic	$0.10	$0.02	$0.25	$0.07

Assuming dilution	$0.10	$0.02	$0.24	$0.07

Net income per share
Basic	$0.72	$1.67	$1.67	$2.35

Assuming dilution	$0.71	$1.65	$1.64	$2.30

Average number of common shares outstanding - basic	103,334	102,545	103,064	99,941

Average number of common shares outstanding - diluted	105,065	103,698	104,520	102,171

Dividends declared per share	$0.72	$0.57	$1.53	$0.57

CATELLUS DEVELOPMENT CORPORATION

Reconciliation of Net Income to Funds from Operations

(In thousands, except per share data)

(Unaudited)

	Three Months ended December 31, 2004
	Core Segment	Urban/Res. & Other Segment	Consolidated
Net income	$27,494	$47,066	$74,560
Add depreciation	18,002	106	18,108
Less gain on rental property sales	(10,956)	—	(10,956)

FFO	$34,540	$47,172	$81,712

FFO per share:
Basic	$0.33	$0.46	$0.79

Assuming dilution	$0.33	$0.45	$0.78

Average number of common shares outstanding-basic	103,334	103,334	103,334

Average number of common shares outstanding-diluted	105,065	105,065	105,065

	Three Months ended December 31, 2003
	Core Segment	Urban/Res. & Other Segment	Consolidated
Net income	$121,896	$49,289	$171,185
Add depreciation	18,314	(145)	18,169
Less gain on rental property sales	(3,212)	—	(3,212)

FFO	136,998	49,144	186,142
Hypothetical tax savings	(108,640)	—	(108,640)

FFO as adjusted for hypothetical tax savings	$28,358	$49,144	$77,502

FFO as adjusted for hypothetical tax savings per share:
Basic	$0.28	$0.48	$0.76

Assuming dilution	$0.27	$0.48	$0.75

Average number of common shares outstanding-basic	102,545	102,545	102,545

Average number of common shares outstanding-diluted	103,698	103,698	103,698

CATELLUS DEVELOPMENT CORPORATION

Reconciliation of Net Income to Funds from Operations

(In thousands, except per share data)

(Unaudited)

	Twelve Months ended December 31, 2004
	Core Segment	Urban/Res. & Other Segment	Consolidated
Net income	$105,132	$66,666	$171,798
Add depreciation	76,983	645	77,628
Less gain on rental property sales	(26,979)	—	(26,979)

FFO	$155,136	$67,311	$222,447

FFO per share:
Basic	$1.51	$0.65	$2.16

Assuming dilution	$1.48	$0.65	$2.13

Average number of common shares outstanding-basic	103,064	103,064	103,064

Average number of common shares outstanding-diluted	104,520	104,520	104,520

	Twelve Months ended December 31, 2003
	Core Segment	Urban/Res. & Other Segment	Consolidated
Net income	$164,135	$70,664	$234,799
Add depreciation	70,318	284	70,602
Less gain on rental property sales	(10,364)	—	(10,364)

FFO	224,089	70,948	295,037
Hypothetical tax savings	(86,082)	—	(86,082)

FFO as adjusted for hypothetical tax savings	$138,007	$70,948	$208,955

FFO as adjusted for hypothetical tax savings per share:
Basic	$1.38	$0.71	$2.09

Assuming dilution	$1.35	$0.70	$2.05

Average number of common shares outstanding-basic	99,941	99,941	99,941

Average number of common shares outstanding-diluted	102,171	102,171	102,171

CATELLUS DEVELOPMENT CORPORATION

(In thousands and unaudited)

Rental revenue less property operating costs (including the portion from discontinued operations) includes equity in earnings of operating joint ventures, net (as reflected in the accompanying statements of operations). Rental revenue less property operating costs is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio and is calculated as follows:

	Three Months ended December 31,		Twelve Months ended December 31,
	2004	2003	2004	2003
Rental revenue	$75,270	$73,040	$304,330	$292,318
Property operating costs	(21,802)	(23,233)	(84,257)	(84,480)
Equity in earnings of operating joint ventures, net	2,141	1,699	6,132	6,898
Rental revenue from discontinued operations	307	1,173	3,966	6,415
Property operating costs from discontinued operations	(192)	(477)	(1,450)	(2,112)

Rental revenue less property operating costs	$55,724	$52,202	$228,721	$219,039